As Filed with the Securities and Exchange Commission on June 29, 2005
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	43-1641533
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
(561) 805-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Applied Digital Solutions, Inc. 2003 Flexible Stock Plan and
Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan
(Full title of the Plans)

Scott R. Silverman
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
Phone: (561) 805-8000
Fax: (561) 805-8001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Harvey Goldman, Esq.
Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131-5441
Phone: (305) 789-7506
Fax: (305) 349-2238

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (3)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3) (4) (5)

Common Stock, $0.01 par value per share	3,000,000 shares	$3.39	$10,170,000	$1,197.01

(1)
This registration statement registers an additional 2,600,000 shares of Applied Digital Solutions, Inc.'s (the “Company’s”) common stock pursuant to the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan, and an additional 400,000 shares pursuant to the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan. The Company has previously registered 2,600,000 shares of its common stock on September 3, 2004 (File No. 333-118776) pursuant to the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan. The Company has previously registered 150,000 shares of its common stock on October 4, 1999 (File No. 333-88421), an additional 150,000 shares of common stock on December 20, 1999 (File No. 333-93117), an additional 300,000 shares of its common stock on July 2, 2003 (File No. 333-106742), and an additional 300,000 shares of common stock on September 3, 2004 (File No. 333-118776) pursuant to the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan. The Company will have an aggregate of 5,200,000 shares registered pursuant to the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan and an aggregate of 1,300,000 shares registered pursuant to the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan upon effectiveness of this registration statement.

(2)
Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the common stock on June 28, 2005, as reported on the Nasdaq SmallCap Market.

(3)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, to the extent additional shares of Company common stock may be issued or issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions, this registration statement is hereby deemed to cover all of such additional common stock.

(4)
A registration fee of $782 was paid on October 4, 1999, upon filing of the Registration Statement on Form S-8 (File No. 333-88421), a registration fee of $3,085 was paid on December 20, 1999, upon the filing of the Registration Statement on Form S-8 (File No. 333-93117) and a registration fee of $141 was paid on July 2, 2003, upon the filing of the Registration Statement on Form S-8 (File No. 333-106742), and a registration fee of $1,021.50 was paid on September 3, 2004, upon the filing of the Registration Statement on Form S-8 (File No. 333-118776). This registration fee pertains to the additional 2,600,000 shares under the 2003 Flexible Stock Plan and the additional 400,000 shares under the 1999 Employees Stock Purchase Plan being registered hereunder.

(5)	The registration fee is paid and is on account.

EXPLANATORY NOTE

The Company is filing this registration statement on Form S-8 to register an additional 2,600,000 shares of the Company's common stock authorized for issuance under the terms of the Applied Digital Solutions, Inc. 2003 Flexible Stock Plan, as amended and restated effective January 1, 2005 (the “2003 Plan”), and as approved by the Company’s shareholders on June 11, 2005. In addition, this registration statement is being filed to register an additional 400,000 shares of the Company's common stock authorized for issuance under the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as amended through April 27, 2005 (the “ESPP”), and as approved by the Company’s shareholders on June 11, 2005. As permitted by General Instruction E to Form S-8, the following registration statements are hereby incorporated by reference (the “Registration Statements”):

1.	Registration Statement on Form S-8 (File No. 333-88421) filed with the Commission on October 4, 1999;

2.	Registration Statement on Form S-8 (File No. 333-93117) filed with the Commission on December 20, 1999;

3.	Registration Statement on Form S-8 (File No. 333-106742) filed with the Commission on July 2, 2003; and

4.	Registration Statement on Form S-8 (File No. 333-118776) filed with the Commission on September 3, 2004.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Applied Digital Solutions, Inc. 2003 Flexible Stock Plan, as Amended

4.2	Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as Amended

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Eisner LLP

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on June 29, 2005.

APPLIED DIGITAL SOLUTIONS, INC.
By: /s/ Scott R. Silverman
Scott R. Silverman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned constitutes and appoints Evan C. McKeown as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place, and stead, in any and all capacities, to sign the Applied Digital Solutions, Inc. Registration Statement on Form S-8 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and each or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott R. Silverman	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 29, 2005
(Scott R. Silverman)

/s/ Evan C. McKeown	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 29, 2005
(Evan C. McKeown)

/s/ Lorraine M. Breece	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 29, 2005
(Lorraine M. Breece)

/s/ J. Michael Norris	Director	June 29, 2005
(J. Michael Norris)

/s/ Daniel E. Penni	Director	June 29, 2005
(Daniel E. Penni)

/s/ Dennis G. Rawan	Director	June 29, 2005
(Dennis G. Rawan)

	Director	June __, 2005
(Constance K. Weaver)

/s/ Michael S. Zarriello	Director	June 29, 2005
(Michael S. Zarriello)

3

EXHIBIT INDEX

Exhibit No.	Description

4.1	Applied Digital Solutions, Inc. 2003 Flexible Stock Plan, as Amended

4.2	Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as Amended

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Eisner LLP

23.2	Consent of Holland & Knight LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

4